UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2005


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                               72-1525702
--------                                               ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)

ITEM 5.03    Change in Fiscal Year

The company previously announced that it has determined to change the fiscal year from that used in its most recent filing with the Commission from year-end July 31 to year-end June 30 and announced that the effective date of the change was to be December 31, 2004. Management has now determined that the effective date of the change shall be June 30, 2005. The report covering the transition period shall be filed on a Form 10-KSB.

ITEM  7.01   Regulation FD Disclosure

Reference is made to the Registrant's press release dated February 1, 2005, which is attached hereto as Exhibit 99.1. That press release announced sales of the Aegis SafetyNet(TM) RadioBridge(TM) for military, law enforcement and fire department applications. Since that press release, the company has received additional orders for the SafetyNet(TM) RadioBridge(TM). The company has also continued to work with first responders to solve their need for on-site radio interoperability. On January 20, 2005, the company demonstrated the SafetyNet(TM) RadioBridge(TM) to first responders at the Benicia Refinery at the Valero Refining Company. On February 10, 2005 the company demonstrated the SafetyNet(TM) RadioBridge(TM) to the San Manuel Indian Fire Department and the California Tribal National Emergency Management Council; a representative of the Federal Emergency Management Agency was also present. On February 15, 2005, the company demonstrated the SafetyNet(TM) RadioBridge(TM) to a regional co-operative in the greater Chicago area consisting of the Darien Police Department, Village of Burr Ridge Police Department, and Illinois Tri-State Fire Protection District.

The company previously announced the signing of a Central American distributor and recently signed an agreement for a Mexican sales and marketing representative. The company is working with the United States Department of Commerce to obtain the appropriate authorizations to export its products to Mexico and Central America.

The company is shifting its RadioBridge(TM) production from Marysville, California to CirTran Corporation's manufacturing facilities in West Valley, Utah, in the greater Salt Lake City area. CirTran is a full-service electronics contract manufacturer and has an ISO (International Organization for Standardization) 9002 registration. CirTran builds printed circuit board assemblies, cables, and plastic injection molding systems and has a 40,000 square foot facility capable of mass-production of our products with a high level of quality control and material management.

The company is currently negotiating with major channel partners in Virginia and Arizona to establish a national distribution network for the SafetyNet(TM) RadioBridge(TM) in the United States to replace JAD Corporation of America, a former distributor which notified the company it intended to rescind and/or terminate its distribution agreement with the company by filing a complaint for rescission/breach against the company in Los Angeles County Superior Court. The company believes the case should be heard in Arizona and not Los Angeles and has filed a motion to quash service of the complaint. The company further reserves the right to assert that the notice of termination was not in compliance with the distribution agreement and was a negotiation tool to induce a modification of the agreement favorable to JAD Corporation.

Index to Exhibits
-----------------

99.1     Press release dated February 1, 2005




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2005
Aegis Assessments, Inc.
/s/ Richard Reincke
-------------------
Richard Reincke
President